EXHIBIT 99.1

Warren Resources to Present at the Pritchard Capital Energize 2010 Conference

NEW YORK, Jan. 6, 2010 (GLOBE NEWSWIRE) — Warren Resources, Inc. (Nasdaq:WRES) today announced that the Company will present at the Pritchard Capital Energize 2010 Conference at the Westin Market Street Hotel located at 50 Third Street in San Francisco, California on Thursday, January 7, 2010 at 2:00 PM PST. A copy of the presentation will be available on the Company’s website on Thursday, at 9:30 AM PST at www.warrenresources.com.

Warren Resources, Inc. is an independent energy company engaged in the exploration and development of domestic oil and natural gas reserves. Warren is primarily focused on water flood oil recovery programs in its Wilmington Units located in the Los Angeles Basin of California and the exploration and development of coalbed methane properties located in the Rocky Mountain region. The Company is headquartered in New York, New York, and its exploration and development subsidiary, Warren E&P, Inc., has offices in Long Beach, California and Casper, Wyoming.